Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Advanced Energy Industries, Inc.:

Registration Statements on Form S-3:

1.	No. 333-167027;
2.	No. 333-110534;
3.	No. 333-87459; and
4.	No. 333-34039

Registration Statements on Form S-8:

1.	No. 333-221376;
2.	No. 333-168519;
3.	No. 333-167741;
4.	No. 333-152865;
5.	No. 333-129858;
6.	No. 333-105367;
7.	No. 333-87718;
8.	No. 333-69150;
9.	No. 333-69148;
10.	No. 333-62760;
11.	No. 333-79429;
12.	No. 333-79425;
13.	No. 333-65413;
14.	No. 333-57233;
15.	No. 333-46705;
16.	No. 333-04073; and
17.	No. 333-01616

of our reports dated March 2, 2020, with respect to the consolidated financial statements of Advanced Energy Industries, Inc. and the effectiveness of internal control over financial reporting of Advanced Energy Industries, Inc. included in this Annual Report (Form 10-K) of Advanced Energy Industries, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Denver, Colorado

March 2, 2020